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                                                                   EXHIBIT 10.14

                                AMENDMENT NO. 2
                                       TO
                              OPERATING AGREEMENT


     This Amendment No. 2 to the Operating Agreement (the "Amendment") of Fox Kids Worldwide, L.L.C., a Delaware limited liability company (the "Company"), is made and entered into as of July 31, 1997, by and among Saban Entertainment, Inc. ("SEI"), FCN Holding, Inc. ("FCNH"), Fox Broadcasting Company ("FBC") and Fox Kids Worldwide, Inc. ("Fox Kids"), which are each Delaware corporations.

                                R E C I T A L S
                                - - - - - - - -


          A. SEI, FCNH and FBC are parties to that certain Operating Agreement, dated as of December 22, 1995, as amended by Amendment No. 1 to Operating Agreement dated as of September 27, 1996 (the "Agreement"). All terms defined in the Agreement which are not defined in this Amendment shall have the same meanings when used in this Amendment.

          B. The parties desire to amend the Agreement to reflect agreed upon modifications and deletions of various sections thereof.

          C. Pursuant to Section 9.3.10 of the Agreement, Sections 3.2, 5.7.4 and 8.4.1(d) of the Agreement may be amended only with the written consent of each of the Class B Members, Saban and the Class A Member.

          D. In connection with the reorganization (the "Reorganization") of SEI and FCNH into Fox Kids pursuant to that certain Agreement dated as of June 11, 1997 (the "Reorganization Agreement"), the parties to this Amendment have determined that it is in the best interest of all of the parties that this Agreement be amended to reflect the Reorganization.

          E. In connection with the Reorganization, FBC is transferring to Fox Kids a $50 million note receivable due to it from the Company and is assigning to Fox Kids its current Class A membership interest in the Company, and is assigning to Fox Kids existing intercompany indebtedness of $4,573,000 owed to FBC or its affiliates by the Company or its affiliates, and in consideration therefor, Fox Kids is issuing a note in the amount of $104,573,000 to FBC under the Subordinated Note Agreement between Fox Kids and FBC. In the possession of Fox Kids, the Class A membership interest in the Company shall be a Class B membership interest.

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                               A G R E E M E N T
                               - - - - - - - - -

     NOW, THEREFORE, in consideration of the foregoing facts, the parties hereto agree as follows:

     1.   Section 3.2 of the Agreement is amended to read in full as follows:

          3.2  [Intentionally deleted.]

     2.   Section 3.3 of the Agreement is amended to read in full as follows:

          3.3 CLASS B MEMBERS. Each of SEI, FCNH and Fox Kids shall be a Class B Member. As a Class B Member, each of SEI, FCNH and Fox Kids shall have the right to receive distributions of Distributable Cash pursuant to Section 5.7 hereof, distributions on dissolution or liquidation pursuant to Section 8.4.1(e) hereof, allocations of net profits and net losses and similar items from the Company as expressly provided for in Section 5.4 hereof, and the right to vote on or participate in the management and the right to receive information concerning the business and affairs of the Company, all as provided for herein.

     3.   Section 3.4 of the Agreement is amended to read in full as follows:

          3.4 ADMISSION OF ADDITIONAL MEMBERS. The Company shall not admit any Members other than SEI, FCNH and Fox Kids.

     4.   Section 3.5 of the Agreement is amended to read in full as follows:

          3.5 WITHDRAWALS OR RESIGNATIONS. Except for FBC, no Member may withdraw or resign from the Company.

     5.   Section 3.6 of the Agreement is amended to read in full as follows:

          3.6 TRANSFER AND ASSIGNMENT OF INTERESTS. No Member shall be entitled to transfer, assign, convey, sell, encumber or in any way alienate all or any part of its membership interest in the Company, including by way of involuntary transfer; provided, however, that FBC is hereby entitled to exchange
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its Class A membership interest to Fox Kids in exchange for an obligation from
Fox Kids to pay to FBC $50 million and Fox Kids is hereby admitted as a new Class B Member.

     6.   Section 3.7 of the Agreement is amended to read in full as follows:

          3.7  [Intentionally deleted.]

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     7.   Section 4.1 of the Agreement is amended to read in full as follows:

          4.1  MANAGEMENT.

               4.1.1 MANAGING MEMBER. The Company's business, property and affairs shall be managed, and all powers of the Company shall be exercised, by or under the direction of the Manager. So long as Fox Kids is a Member and is not in default of any obligations under this Agreement, Fox Kids shall be the Manager of the Company. The Manager shall have and exercise full power and discretion and final authority with respect to the management of the affairs of the Company.

               4.1.2 PERFORMANCE OF DUTIES; LIABILITY OF MANAGER. The Manager shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage results from fraud, gross negligence, reckless or intentional misconduct, or an intentional violation of law by the Manager. The Manager shall perform its managerial duties in good faith, in a manner it reasonably believes to be in the best interests of the Company and its Members, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. In performing its managerial duties, the Manager shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by counsel, independent accountants or other persons as to matters which the Manager believes to be within such person's professional or expert competence, so long as the Manager acts in good faith, after reasonable inquiry and without knowledge that would cause such reliance to be unwarranted.

     8.   Section 4.2 of the Agreement is amended to read in full as follows:

          4.2  INFORMATIONAL MEETINGS OF THE CLASS B MEMBERS

          Meetings of the Class B Members may be called by any of the Class B Members on 48 hours notice to each other Class B Member, given in person or by telephone or facsimile transmission, or by overnight mail or courier delivery. Members may participate in a meeting of Members by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     9.   Section 4.3 of the Agreement is amended to read in full as follows:

          4.3  [Intentionally deleted.]

     10.  Section 4.4 of the Agreement is amended to read in full as follows:

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          4.4  [Intentionally deleted.]

     11.  Section 4.5 of the Agreement is amended to read in full as follows:

          4.5  [Intentionally deleted.]

     12.  Section 4.6 of the Agreement is amended to read in full as follows:

          4.6  [Intentionally deleted.]

     13.  Section 4.7 of the Agreement is amended to read in full as follows:

          4.7  [Intentionally deleted.]

     14.  Section 4.8.1 of the Agreement is amended to read in full as follows:

          4.8.1 [Intentionally deleted.]

     15.  Section 4.8.2 of the Agreement is amended to read in full as follows:

          4.8.2  [Intentionally deleted.]

     16.  Section 4.8.3  of the Agreement is amended to read in full as follows:

          4.8.3 For purposes of this Agreement, those assets assigned to the Management Company at the closing under the Formation Agreement pursuant to that certain Asset Assignment Agreement dated as of December 22, 1995 and any operating assets acquired after such date (such as a separate kid's service or production company), shall be allocated by the Manager in its discretion.

     17.  Section 4.9 of the Agreement is amended to read in full as follows:

          4.9  [Intentionally deleted.]

     18.  Section 4.10 of the Agreement is amended to read in full as follows:

          4.10  [Intentionally deleted.]

     19.  Section 4.11 of the Agreement is amended to read in full as follows:

          4.11 INDEMNIFICATION. The Manager, employees and agents of the Company shall be entitled to be indemnified by the Company for any action taken or failure to act within the

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scope of the authority conferred on the Member by this Agreement or by law, unless such action or omission was performed or omitted in bad faith, involved intentional misconduct or a knowing violation of law. This right of indemnification shall not be construed as being in lieu of, or otherwise limit, any right that any party may have under any agreement providing for indemnification by the Company, any Member or any Operating Entity.

     20.  Section 4.12 of the Agreement is amended to read in full as follows:

          4.12 SPECIAL PROVISION RELATED TO ISRAEL LICENSE. SEI currently licenses and distributes certain of its properties (e.g., motion pictures, television programs, other productions, merchandising and license rights) in the country of Israel through Israel Audiovisual Corporation (the "Israeli Licensee"). Notwithstanding anything to the contrary contained herein or in any of the other Alliance Agreements, so long as Saban is the Chairman and Chief Executive Officer of Fox Kids, SEI may distribute and/or license all current or future properties of the Company, FCN and SEI to the Israel Licensee on the same basis as SEI currently distributes its properties in Israel. Notwithstanding the foregoing, SEI shall not grant rights to the Israeli Licensee that conflict with or restrict the Company's ability to grant to others satellite broadcast rights in a territory including Israel.

     21.  Section 4.14 of the Agreement is amended to read in full as follows:

          4.14 FIDUCIARY DUTIES. Notwithstanding anything to the contrary contained herein, each of the Members, on its own behalf and on behalf of its Affiliates, agrees that it will exercise the governance rights accorded to it pursuant to this Agreement and the other Alliance Agreements in good faith and in a manner it believes to be in the best interests of the Company and the Members taken as a whole and shall not exercise any of such rights for the purpose of exploiting a business opportunity itself separate from the Company.

     22.  Section 5.1.3 of the Agreement is amended to read in full as follows:

          5.1.3 For purposes of this Agreement, (i) all payments to the Company by FBC pursuant to Section 10(i)(B) of the Strategic Stockholders Agreement and
(ii) all rights, assets, monies and obligations transferred, assigned or delegated to the Company pursuant to the Asset Assignment Agreement dated as of December 22, 1995, shall constitute direct or indirect capital contributions by FBC.

     23. Section 5.2 of the Agreement is amended to substitute the term "Manager" for "Members Committee."

     24. Section 5.4.1(b) of the Agreement is amended to read in full as follows:

          [Intentionally deleted.]

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     25.  Section 5.4.1(c) of the Agreement is amended to read in full as follows:

          Second, to the Class B Members in accordance with their Interests in the Company.

     26.  Section 5.6 of the Agreement is amended to read in full as follows:

          5.6 The Company shall make mandatory distributions of Distributable Cash to cover the actual tax liability of the Members with respect to their allocable share of the income of the Company, except that no such distributions shall be made to cover any Member's tax liability with respect to any income allocated to it under Section 5.4.1(a) hereof.

     27. The first paragraph of Section 5.7 is amended to read in full as follows:

          5.7 ADDITIONAL DISTRIBUTIONS. Unless the Manager of the Company determines otherwise, the Company shall distribute all of its Distributable Cash at the end of each fiscal year within 90 days thereafter in the following order of priority:

     28.  Section 5.7.2 of the Agreement is amended to read in full as follows:

          5.7.2 Second, to reduce the principal balance on the Fox Kids Loan provided for in Section 5.8 hereof until such principal balance has been paid in full;

     29.  Section 5.7.4 of the Agreement is amended to read in full as follows:

          5.7.4     [Intentionally deleted.]

     30.  Section 5.7.5 of the Agreement is amended to read in full as follows:

          5.7.5 Third, to the Class B Members as from time to time determined by the Members Committee.

     31.  Section 5.8 of the Agreement is amended to read in full as follows:

          5.8 FOX KIDS LOAN. The Company owes to Fox Kids $50 million pursuant to the transfer of a note receivable from FBC to Fox Kids pursuant to that certain Agreement re Transfer of LLC Interests dated as of the date hereof (the "Loan").

     32.  Section 5.12 of the Agreement is amended to read in full as follows:

          5.12 TAX MATTERS PARTNER. The Manager shall designate one of the Members as the "tax matters partner" (as defined in the Code). The Tax Matters Partner shall take no action

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which is reasonably likely to have a material adverse affect on one or more of the Members unless such action is approved by the Manager.

     33. All references to "or Member of the Members Committee" in Section 6.6 of the Agreement are hereby deleted.

     34. Article 7 of the Agreement is amended to substitute the term "Manager" for "Members Committee."

     35. The second sentence of Section 8.1.2 of the Agreement is amended to read in full as follows:

          Each of SEI, FCNH and Fox Kids hereby agrees to continue the existence of the Company notwithstanding the termination of FBC's Class A membership pursuant to the provisions of Section 3.2 hereof.

     36. Section 8.4.1(b) of the Agreement is amended to read in full as follows:

          (b) second, to Fox Kids to retire any remaining outstanding and unpaid principal on the Loan,

     37. Section 8.4.1(d) of the Agreement is amended to read in full as follows:

          (d)  [Intentionally deleted.]

     38. All references to "Members Committee or" in Section 8.4.4 of the Agreement are hereby deleted.

     39. The second part of Section 9.3.3 is amended to read in full as follows:

                    with a copy to:

                    Matthew G. Krane, Esq.
                    1451 North Kings Road
                    Los Angeles, CA 90069
                    Fax:  (213) 654-6353

     40.  A new Section 9.3.4 is added to read in full as follows:

          9.3.4          If to Fox Kids:

                    Fox Kids Worldwide, Inc.

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                    10960 Wilshire Boulevard
                    Los Angeles, CA 90024
                    Fax:  (310) 235-5552

                    with a copy to:

                    Troop Meisinger Steuber & Pasich, LLP
                    10940 Wilshire Boulevard
                    Suite 800
                    Los Angeles, CA 90024
                    Attention:  C.N. Franklin Reddick III
                    Fax:  (310) 443-8512

     41. Sections 9.3.4 (Severability) through 9.3.15 (Administration Agreement) are amended to be renumbered as 9.4 (Severability) through 9.15 (Administration Agreement).

     42.  Section 9.3.10 of the Agreement is amended to read in full as follows:

          9.10 AMENDMENTS AND WAIVERS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of each of the Class B Members and Saban; provided, however, that no such amendment or
                                  -------- --------
waiver shall extend to or affect any obligation not expressly waived or impair any right consequent therein. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

     43.  Section 9.3.14 of the Agreement is amended to read in full as follows:

          9.14 DEADLOCK. The parties intend that any controversy or dispute with regard to the management of the Company which results in a deadlock between them is to be resolved between them without the intervention of any court or other tribunal and each party expressly waives the right or power to seek relief (including, but not limited to dissolution) from any court (whether sitting in law or equity) with respect thereto.

     44. The definition of "Distributable Cash" set forth on Exhibit A is amended to read in full as follows:

          "Distributable Cash" means, at the time a determination of Distributable Cash is made, the net cash provided by operating activities of the Company and its Operating

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     Entities from the date of issuance of each Member's membership interest in the Company through the end of the last fiscal quarter ending not less than 90 days prior to the time of determination, less the sum of (i) all restricted cash, (ii) all Reserves and (iii) all amounts previously paid as distributions to the Members. "Reserves" are those amounts determined from time to time by the Manager as necessary to provide, over such period as the Manager considers appropriate, for current and planned capital expenditures, debt service, working capital requirements and expansion plans; and if the Manager has not made such a determination, the Reserves shall be maintained at a level equal to the sum of $30 million."

     45. Exhibit A of the Agreement is hereby amended to delete the following definitions:

     Loesch, Management Decision Notice, Members Committee, Operating Committee, Terminating Event and Triggering Event.

     46. Except as expressly modified herein, all terms of the Operating Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


SABAN ENTERTAINMENT, INC.


By /s/ Haim Saban
   ------------------------------
     Haim Saban
     Its: Chief Executive Officer


FOX BROADCASTING COMPANY


By /s/ Jay Itzkowitz
   ------------------------------
     Jay Itzkowitz
     Its: Senior Vice President


FOX KIDS WORLDWIDE, INC.


By /s/ Haim Saban
   -------------------------------
     Haim Saban
     Its: Chief Executive Officer


FCN HOLDING, INC.


By /s/ Jay Itzkowitz
   -------------------------------
     Jay Itzkowitz
     Its: Senior Vice President

The Undersigned hereby consents and agrees to the foregoing Amendment, as of the date first above written.

                              /s/ Haim Saban
                              -----------------------
                              Haim Saban

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